Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-10218, 333-139523, 333-148070, 333-156188, 333-170185 and 333-209701) of Altria Group, Inc. of our report dated June 7, 2024 relating to the financial statements and supplemental schedules of the Deferred Profit-Sharing Plan for Salaried Employees, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP
Richmond, Virginia
June 7, 2024